EXHIBIT 4.12

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of October 4, 2017, by and among 1011778 B.C. Unlimited Liability Company, an unlimited liability company organized under the laws of British Columbia (the “Issuer”), New Red Finance, Inc., a Delaware corporation (the “Co-Issuer” and, together with the Issuer, the “Issuers”), the guarantors party hereto (the “Guarantors”) and Wilmington Trust, National Association, a national banking association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”).
W I T N E S S E T H
WHEREAS, each of the Issuers, the Guarantors, the Trustee and the Collateral Agent has heretofore executed and delivered an indenture, dated as of August 28, 2017 (the “Indenture”), pursuant to which the Issuers initially issued, on the date thereof, $1,300,000,000 aggregate principal amount of their 5.000% Second Lien Senior Secured Notes due 2025 (the “Initial Notes”);
WHEREAS, Section 2.1(a) of the Indenture provides that Additional Notes may be issued from time to time by the Issuers (subject to the Issuers’ compliance with Sections 3.2 and 3.6 of the Indenture) and shall be considered collectively as a single class with the Initial Notes;
WHEREAS, Section 9.1(7) of the Indenture provides that the Issuers, the Guarantors, the Trustee and the Collateral Agent may supplement the Indenture without the consent of any Holder to provide for the issuance of Additional Notes in accordance with the terms of the Indenture; and
WHEREAS, the Issuers and the Guarantors desire to execute and deliver this Supplemental Indenture for the purpose of issuing an additional $1,500,000,000 aggregate principal amount of 5.000% Second Lien Senior Secured Notes due 2025, having terms substantially identical in all material respects to the Initial Notes (the “Additional Notes” and, together with the Initial Notes, the “Notes”).
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
(1)    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
(2)    Additional Notes. As of the date hereof, the Issuers will issue, and the Trustee is directed to authenticate and deliver, the Additional Notes in an aggregate principal amount of $1,500,000,000 under the Indenture, having terms substantially identical in all material respects to the Initial Notes at an issue price of 100.500% plus accrued and unpaid interest from August 28, 2017. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under the Indenture. The Additional Notes shall be Restricted Notes under the Indenture.
(3)    Special Record Date. Notwithstanding anything to the contrary in the Indenture, the record date for the payment of accrued and unpaid interest in respect of the Additional Notes on October 15, 2017 shall be deemed to be October 4, 2017.
(4)    Authorization for Collateral Documents. By its acceptance of the Additional Notes, each Holder shall be deemed to authorize the Trustee and Collateral Agent, as the case may be, to enter into (including by way of joinder or accession and by way of appointing the Existing Second Lien Notes Collateral Agent to serve as representative of the Collateral Agent) the Collateral Documents and the

Intercreditor Agreements and to perform its obligations and exercise its rights thereunder in accordance therewith.
(5)    Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
(6)    Counterparts. The parties hereto may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or pdf transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or pdf shall be deemed to be their original signatures for all purposes.
(7)    Headings. The headings of the Sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.
(8)    The Trustee. The Trustee and the Collateral Agent shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuers and the Guarantors.
(9)    Continued Effect. Except as expressly supplemented and amended by this Supplemental Indenture, the Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Indenture (as supplemented and amended by this Supplemental Indenture) is in all respects hereby ratified and confirmed. This Supplemental Indenture and all the terms and conditions of this Supplemental Indenture, with respect to the Notes, shall be and be deemed to be part of the terms and conditions of the Indenture for any and all purposes.

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first above written.

1011778 B.C. UNLIMITED LIABILITY COMPANY

By: /s/ Joshua Kobza
Name: Joshua Kobza
Title: Vice President

NEW RED FINANCE, INC.

By: /s/ Joshua Kobza
Name: Joshua Kobza
Title: Vice President

[RBI - First Supplemental Indenture Signature Page]

BLUE HOLDCO 1, LLC
BLUE HOLDCO 2, LLC
BLUE HOLDCO 3, LLC
BLUE HOLDCO 22, LLC
BLUE HOLDCO 44, LLC
BLUE HOLDCO 440, LLC
BLUE HOLDCO 99, LLC
LLCXOX, LLC
ORANGE INTERMEDIATE, LLC
RESTAURANT BRANDS INTERNATIONAL US SERVICES LLC
SKIPPER, LLC
ORANGE GROUP, INC.

By: /s/ Joshua Kobza
Name: Joshua Kobza
Title: Vice President

SBFD HOLDING CO.
THD COFFEE CO.
TIM DONUT U.S. LIMITED, INC.
TIM HORTONS (NEW ENGLAND), INC.
TIM HORTONS USA INC.
BK ACQUISITION, INC.
BK WHOPPER BAR, LLC
BURGER KING CAPITAL FINANCE, INC.
BURGER KING CORPORATION
BURGER KING HOLDINGS, INC.
BURGER KING INTERAMERICA, LLC
BURGER KING WORLDWIDE, INC.
PLK ENTERPRISES OF CANADA, INC.
POPEYES LOUISIANA KITCHEN, INC.
POPEYES RESTAURANT SERVICES, LLC
1014364 B.C. UNLIMITED LIABILITY COMPANY
1014369 B.C. UNLIMITED LIABILITY COMPANY
1016864 B.C. UNLIMITED LIABILITY COMPANY
1016869 B.C. UNLIMITED LIABILITY COMPANY
1016872 B.C. UNLIMITED LIABILITY COMPANY
1016878 B.C. UNLIMITED LIABILITY COMPANY
1016883 B.C. UNLIMITED LIABILITY COMPANY
1016893 B.C. UNLIMITED LIABILITY COMPANY
1019334 B.C. UNLIMITED LIABILITY COMPANY
BURGER KING CANADA HOLDINGS
INC./PLACEMENTS BURGER KING CANADA INC.
GPAIR LIMITED
GRANGE CASTLE HOLDINGS LIMITED

By: /s/ Joshua Kobza
Name: Joshua Kobza
Title: Vice President

[RBI - First Supplemental Indenture Signature Page]

1014364 B.C. UNLIMITED LIABILITY COMPANY, in its capacity as general partner of
P11 LIMITED PARTNERSHIP
1014364 B.C. UNLIMITED LIABILITY COMPANY, in its capacity as general partner of
P22 LIMITED PARTNERSHIP
1014364 B.C. UNLIMITED LIABILITY COMPANY, in its capacity as general partner of
P33 LIMITED PARTNERSHIP
1014364 B.C. UNLIMITED LIABILITY COMPANY, in its capacity as general partner of
P44 Limited Partnership
1024670 B.C. UNLIMITED LIABILITY COMPANY
1024678 B.C. UNLIMITED LIABILITY COMPANY
1026672 B.C. UNLIMITED LIABILITY COMPANY
1028539 B.C. UNLIMITED LIABILITY COMPANY
1029261 B.C. UNLIMITED LIABILITY COMPANY
1057490 B.C. UNLIMITED LIABILITY COMPANY
1057639 B.C. UNLIMITED LIABILITY COMPANY
1057772 B.C. UNLIMITED LIABILITY COMPANY
1057837 B.C. UNLIMITED LIABILITY COMPANY
1057490 B.C. UNLIMITED LIABILITY COMPANY, in its capacity as general partner of SOCIETE EN COMMANDITE CLP-LAX /CLP-LAX LIMITED PARTNERSHIP
BK CANADA SERVICE ULC
TDLDD HOLDINGS ULC
TDLRR HOLDINGS ULC

By: /s/ Joshua Kobza
Name: Joshua Kobza
Title: Vice President

AFC PROPERTIES, INC.

By: /s/ Joshua Kobza
Name: Joshua Kobza
Title: Vice President

[RBI - First Supplemental Indenture Signature Page]

RESTAURANT BRANDS HOLDINGS CORPORATION
TIM HORTONS CANADIAN IP HOLDINGS CORPORATION
THE TDL GROUP CORP./GROUPE TDL CORPORATION

By: /s/ Joshua Kobza
Name: Joshua Kobza
Title: Finance Officer

1112068 B.C. UNLIMITED LIABILITY COMPANY
1112073 B.C. UNLIMITED LIABILITY COMPANY
1112078 B.C. UNLIMITED LIABILITY COMPANY
1112083 B.C. UNLIMITED LIABILITY COMPANY
1112090 B.C. UNLIMITED LIABILITY COMPANY
1112097 B.C. UNLIMITED LIABILITY COMPANY
1112100 B.C. UNLIMITED LIABILITY COMPANY
1112104 B.C. UNLIMITED LIABILITY COMPANY
1112106 B.C. UNLIMITED LIABILITY COMPANY
BC88 HOLDINGS ULC
BC99 HOLDINGS ULC
1112073 B.C. UNLIMITED LIABILITY COMPANY, in its capacity as general partner of
P66 LIMITED PARTNERSHIP
1112068 B.C. UNLIMITED LIABILITY COMPANY, in its capacity as general partner of
P77 LIMITED PARTNERSHIP
1112073 B.C. UNLIMITED LIABILITY COMPANY, in its capacity as general partner of
P88 LIMITED PARTNERSHIP
1112073 B.C. UNLIMITED LIABILITY COMPANY, in its capacity as general partner of
P99 LIMITED PARTNERSHIP

By: /s/ Joshua Kobza
Name: Joshua Kobza
Title: Vice President

[RBI - First Supplemental Indenture Signature Page]

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee and as Collateral Agent

By: /s/ Joseph P. O'Donnell
Name: Joseph P. O'Donnell
Title: Vice President

[RBI - First Supplemental Indenture Signature Page]